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                                                                Exhibit 99.1
[LOGO OF BUHRMANN]                              [LOGO OF CORPORATE EXPRESS]

News Release
13 July, 1999


                 BUHRMANN NV TO ACQUIRE CORPORATE EXPRESS, INC.

                                    SUMMARY


 . $2.3 billion transaction to create the world's No. 1 business-to-business office products distribution company

 . Combined company will have revenues in excess of $9 billion, with operations in 28 countries and 30,000 employees

 . More than 90% of the US Fortune 500 companies will be amongst the 170,000 customers of the combined office products business

 . Synergies expected to be $100 million annually, much of which will be realised in the year 2000

 .  Buhrmann to pay $9.70 per share in cash for Corporate Express common stock

 .  Required financing fully committed

 . Apollo Management L.P. and Bain Capital, Inc. to invest $350-$400 million in newly issued convertible preference shares

 . Public issuance of EUR 300 million of ordinary buhrmann shares expected to follow post closing

 .  Transaction will be significantly earnings enhancing, before amortisation of goodwill, beginning in the year 2000
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                 BUHRMANN NV TO ACQUIRE CORPORATE EXPRESS, INC.


AMSTERDAM, THE NETHERLANDS and BROOMFIELD, COLORADO Buhrmann NV (AEX: BUHR), the international Dutch-based business services and distribution company, and Corporate Express, Inc. (NASDAQ: CEXP), a leading supplier of essential office and computer products and services, today announced that they have signed a definitive agreement that will create the world's largest business-to-business office products distribution company. The combined company is expected to have revenues in excess of $9 billion, and operations in 28 countries with approximately 30,000 employees.

Under the terms of the merger agreement, Buhrmann will pay $9.70 per share in cash, subject to adjustment as described below, for all outstanding shares of Corporate Express common stock, valued at approximately $1.1 billion. The $9.70 purchase price represents a 41.7% premium over the $6.84 average closing price of Corporate Express common stock for the 30-trading day period ended 12 July 1999. As of yesterday's close of business, Corporate Express' common stock price was $8.56. Buhrmann will also refinance approximately $1.2 billion of Corporate Express debt, net of certain expected asset sale proceeds, for a total transaction value of approximately $2.3 billion.

As a result of the transaction, Corporate Express will become a wholly-owned subsidiary of Buhrmann. The transaction has been recommended by the Board of Directors of both Buhrmann and Corporate Express.

SIGNIFICANT STRATEGIC BENEFITS
------------------------------

The combination of Buhrmann and Corporate Express results in substantial strategic advantages, including:
 .  significantly enhancing Buhrmann's position as a leading international business service and distribution company;
 . creating the world's number one office products company in the business-to-business market, with leading market positions in North America, Europe and Australia;
 .  combining two experienced management teams with valuable knowledge and industry expertise;
 .  realizing substantial cost savings and synergies, which are expected to be
   $100 million annually, phased in over 3 years; and . providing an expanded platform for pan-Atlantic growth in the office products and services sector.

This transaction is expected to be significantly earnings enhancing on a fully diluted basis, before amortisation of goodwill, beginning in the year 2000.

"The acquisition of Corporate Express strongly advances Buhrmann's strategy to become the world's premier office products distributor in the business-to-business market, and we expect that it will create significant value for our shareholders," said Frans Koffrie, CEO of Buhrmann. "Office products will be our largest business, complemented by our substantial European paper merchanting activities and successful graphic systems business. We will capitalize on the innovative sales and distribution strengths of the two companies, while expanding our rapidly growing e-commerce business and providing world-class customer service and quality."

"This transaction strengthens Corporate Express' position as a leading provider of essential office and computer products and services, and is an excellent opportunity for our shareholders, customers, employees and suppliers," said Robert King, President and CEO of Corporate Express. "Not only does the transaction provide value to our shareholders, it also clearly positions the combined company as the largest business-to- business office products distributor in North America, Europe and Australia. Together, we will have a customer base of approximately 170,000 customers, including more than 90% of the US Fortune 500 companies."

MANAGEMENT AND ORGANISATION
---------------------------

The corporate headquarters of the combined company will be in Amsterdam. Buhrmann's Executive Board will remain unchanged and is comprised of Frans Koffrie (Chairman) and George Dean. As recently announced, Floris Waller will join the company as CFO on 1 September 1999.

The acquisition will result in the merger of Buhrmann's North American business, which operates as BT Office Products, with Corporate Express' North American activities. This combined operation will be headquartered in Broomfield (Denver), Colorado. Corporate Express' European operations in Germany, Ireland, Italy, the Netherlands, Switzerland, and the UK will be combined with Buhrmann's Office Products Europe Division and will be headquartered in Amsterdam.

Robert King, President and CEO of Corporate Express, will be named President and CEO of the combined North American business group. An Executive Committee for the North American business group will be created and will include Robert King, together with Richard Dubin, current President of BT Office Products North America, Mark Hoffman, current President of Corporate Express North American operations, and Gary Jacobs, current Executive Vice President and CFO of Corporate Express, each of whom will be named an Executive Vice President of the combined North American group.

Buhrmann's Office Products Europe Division will continue under the leadership of Janhein Pieterse, President Office Products Europe. Tom Frank, Corporate Express President of International Operations, will report to Janhein Pieterse. Ted Nark, President
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of Corporate Express Australia Pty Limited, will continue to manage the
Company's Australian and New Zealand operations.

FINANCING
---------

Buhrmann has a commitment from Deutsche Bank to provide for the total financing of the transaction. The financing commitment includes $2.6 billion to finance the transaction and to refinance the existing indebtedness of the combined companies, and a $350 million revolving credit facility to fund seasonal working capital requirements.

A portion of this commitment is expected to be refinanced at the completion of the transaction by Buhrmann's issuance of $350-$400 million of new convertible preference shares, which will be purchased by Apollo Management L.P. ("Apollo") and Bain Capital, Inc. ("Bain"), both US-headquartered private equity firms. It is further anticipated that a public issue of approximately EUR 300 million of Buhrmann ordinary shares will be placed after the closing of the transaction, subject to market conditions. As a result of the issuance of the convertible preference shares, Apollo and Bain will together own approximately 22% of Buhrmann's ordinary shares on a fully diluted basis, assuming a $400 million investment, before giving effect to the contemplated issuance of EUR 300 million of Buhrmann ordinary shares. Upon completion of their investment in Buhrmann, it is expected that each party will be offered a seat on Buhrmann's Supervisory Board.

TERMS AND CONDITIONS
--------------------

Under the terms of the agreement, the cash price of $9.70 per share for Corporate Express common stock will be subject, under certain conditions, to upward or downward adjustment based upon the actual proceeds received by Corporate Express from the sale or disposition of certain businesses and assets, including the Delivery Systems business.

The acquisition of Corporate Express is conditional upon the approval of Buhrmann's shareholders at an Extraordinary General Meeting to be held on 4 August 1999, the approval of Corporate Express' shareholders at a special shareholders'meeting to be held later this year, and regulatory approvals in the US and Europe. This transaction is subject to other standard terms, conditions and fees, including fiduciary termination provisions. The transaction is expected to close in the fourth quarter of calendar year 1999.

DIVIDENDS
---------

Buhrmann intends to maintain its EUR 0,60 per share dividend this year. The future dividend policy will be based on a pay-out ratio of 35%, compared with its previous pay-out ratio of 35% to 45%, demonstrating Buhrmann's continued commitment to earnings growth and, as a result, dividend growth.
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BUHRMANN'S INFORMATION SYSTEMS DIVISION
---------------------------------------

Buhrmann also today announced that it will focus its growth on the office products business, complemented by the growth of its paper merchanting and graphic systems operations. Alternative strategies, therefore, will be evaluated for the future development of its Information Systems Division. As a result, the Information Systems Division will be deconsolidated in the financial statements during the second half of this year.

COMPANY DESCRIPTIONS
--------------------

Buhrmann NV, headquartered in Amsterdam, with US operations headquartered in Chicago, has approximately 15,000 employees in more than 20 countries. For the fiscal year ended 31 December 1998, Buhrmann on a comparable basis had net sales of EUR 5.4 billion ($6.0 billion), EBITDA (earnings before interest, tax, depreciation and amortisation) of EUR 208 million ($232 million) and EBIT (earnings before interest and tax) of EUR 160 million ($178 million). It is currently the third largest supplier of office products in the business-to-business market in Europe and the fifth largest in the US, with 180 locations including 35 distribution facilities. Buhrmann is also the leading paper merchant in Europe and a major distributor of graphic equipment and information systems.

Corporate Express, Inc., based in Broomfield (Denver), Colorado, is a leading supplier of essential office and computer products and services. In its continuing operations, Corporate Express currently operates in nearly 300 locations, including 89 distribution centers, and employs approximately 15,000 people in 11 countries. It is the second largest contract stationer in the US market. For the fiscal year ended 30 January 1999, Corporate Express had net sales of $3.8 billion, EBITDA of $220 million and EBIT of $151 million, excluding restructuring, merger and other nonrecurring charges.

Apollo Management L.P. is a private investment firm with offices in Los Angeles, New York and London. Since its inception in 1990, Apollo and its affiliate funds have invested over USD 10 billion of capital in response to the needs of its strategic partners in a broad range of industries.

Bain Capital, Inc. is a private investment company with USD 6 billion of capital under management. Since its founding in 1984, Bain has completed in excess of 125 transactions and today has investments in companies with aggregate revenues in excess of USD 14 billion.

ADVISORS
--------

Buhrmann has been advised by ING Barings and Paribas on the transaction. Deutsche Bank is acting as arranger and lead underwriter of the financing. Corporate Express has been advised by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Alex.Brown, and Morgan Stanley Dean Witter.

Amsterdam, 13 July 1999

Note: This press release contains "forward-looking statements" within the meaning of the U.S. Federal securities laws, including statements concerning business plans and strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to substantial risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. For example, there can be no assurance that expected cost savings
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and synergies from the proposed combination will be realized, that the expected level of earnings or cash flow will be realized, that the required shareholder or regulatory approvals will be obtained or that all conditions to closing the transaction will be satisfied. Additional information concerning potential factors that could affect future financial and operating results is included in Corporate Express' annual report on Form 10-K for the year ended 30 January 1999.


Media and Investor Contacts:

Buhrmann NV:
 Pieter Barbas, Corporate Secretary, 31-20-651-1070
 Marina Millington-Ward, Investor Relations, 31-20-651-1042

 Agency Contacts:
 USA: Owen Blicksilver, Citigate Dewe Rogerson, (212) 419-4283
 UK: Rachel Lankester, Citigate Dewe Rogerson, (44) 171 638 95 71 Toby Mountford, Citigate Dewe Rogerson, (44) 171 638 95 71


Corporate Express, Inc.:
 Linda Dill, Vice President Strategic Planning and Investor Relations, (303)
  664-3949


There will be presentations today to Buhrmann's analysts at 10.30 a.m. CET (Central European Time) and a press conference at 12:15 p.m.CET at Hotel The Grand, Oudezijds Voorburgwal 197, 1012 EX Amsterdam.


Further information about Buhrmann and Corporate Express can be found at:

                            http://www.buhrmann.com
                            -----------------------
                       http://www.Corporate-Express.com
                       --------------------------------